Exhibit 99.1

FINANCIAL NEWS

Cirrus Logic Reports Fiscal First Quarter Revenue of $374.0 Million

AUSTIN, Texas – August 6, 2024 – Cirrus Logic, Inc. (NASDAQ: CRUS) today posted on its website at investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter of fiscal year 2025, which ended June 29, 2024, as well as the company’s current business outlook.
“Cirrus Logic delivered revenue above the top end of our guidance range in the June quarter driven by stronger-than-expected shipments into smartphones,” said John Forsyth, Cirrus Logic president and chief executive officer. “In addition to these strong results, during the quarter we began ramping production of our custom boosted amplifier and first 22-nanometer smart codec ahead of new smartphone launches that are expected later this year. We also executed against our growth strategy to drive product and end-market diversification as we saw strong design activity in laptops and introduced the latest products in a series of data converters targeting professional audio, consumer, and industrial applications. With a compelling roadmap of products and an outstanding track record of execution, we believe we are well-positioned to grow long-term shareholder value.”

Reported Financial Results – First Quarter FY25
•Revenue of $374.0 million;
•GAAP and non-GAAP gross margin of 50.5 percent and 50.6 percent;
•GAAP operating expenses of $142.1 million and non-GAAP operating expenses of $118.0 million; and
•GAAP earnings per share of $0.76 and non-GAAP earnings per share of $1.12.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY25
•Revenue is expected to range between $490 million and $550 million;
•GAAP gross margin is forecasted to be between 50 percent and 52 percent; and
•Combined GAAP R&D and SG&A expenses are anticipated to range between $149 million and $155 million, including approximately $22 million in stock-based compensation expense and $2 million in amortization of acquired intangibles, resulting in a non-GAAP operating expense range between $125 million and $131 million.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to discuss its financial results and business outlook. Participants may listen to the conference call on the investor relations website at investor.cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion or by calling (609) 800-9909 or toll-free at (800) 770-2030 (Access Code: 95424).

About Cirrus Logic, Inc.
Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Investor Contact:
Chelsea Heffernan
Vice President, Investor Relations
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com

Use of non-GAAP Financial Information
To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, effective tax rate, free cash flow, and free cash flow margin. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our expectation for new smartphone launches later this year; our belief that we are well-positioned to grow long-term shareholder value; and our estimates for the second quarter fiscal year 2025 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock-based compensation expense, and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially, and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the level and timing of orders and shipments during the second quarter of fiscal year 2025, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 30, 2024 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary Financial Data Follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands, except per share data; unaudited)

	Three Months Ended
	Jun. 29,	Mar. 30,	Jun. 24,
	2024	2024	2023
	Q1'25	Q4'24	Q1'24
Audio	$218,970	$226,681	$195,806
High-Performance Mixed-Signal	155,056	145,146	121,210
Net sales	374,026	371,827	317,016
Cost of sales	185,101	179,202	157,629
Gross profit	188,925	192,625	159,387
Gross margin	50.5%	51.8%	50.3%

Research and development	105,363	103,383	106,215
Selling, general and administrative	36,770	36,866	35,379
Total operating expenses	142,133	140,249	141,594

Income from operations	46,792	52,376	17,793

Interest income	8,202	7,360	4,600
Other income (expense)	1,609	(78)	377
Income before income taxes	56,603	59,658	22,770
Provision for income taxes	14,508	14,816	7,170
Net income	$42,095	$44,842	$15,600

Basic earnings per share	$0.79	$0.83	$0.28
Diluted earnings per share:	$0.76	$0.81	$0.28

Weighted average number of shares:
Basic	53,433	53,739	54,862
Diluted	55,665	55,559	56,631

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share data; unaudited)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended
	Jun. 29,	Mar. 30,	Jun. 24,
	2024	2024	2023
Net Income Reconciliation	Q1'25	Q4'24	Q1'24
GAAP Net Income	$42,095	$44,842	$15,600
Amortization of acquisition intangibles	1,972	1,973	2,170
Stock-based compensation expense	21,385	22,158	22,715
Lease impairment	1,019	—	—
Acquisition-related costs	—	—	3,166
Adjustment to income taxes	(4,105)	75	(5,628)
Non-GAAP Net Income	$62,366	$69,048	$38,023

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.76	$0.81	$0.28
Effect of Amortization of acquisition intangibles	0.03	0.03	0.04
Effect of Stock-based compensation expense	0.38	0.40	0.40
Effect of Lease impairment	0.02	—	—
Effect of Acquisition-related costs	—	—	0.05
Effect of Adjustment to income taxes	(0.07)	—	(0.10)
Non-GAAP Diluted earnings per share	$1.12	$1.24	$0.67

Operating Income Reconciliation
GAAP Operating Income	$46,792	$52,376	$17,793
GAAP Operating Profit	12.5%	14.1%	5.6%
Amortization of acquisition intangibles	1,972	1,973	2,170
Stock-based compensation expense - COGS	266	362	285
Stock-based compensation expense - R&D	15,763	15,483	15,952
Stock-based compensation expense - SG&A	5,356	6,313	6,478
Lease impairment	1,019	—	—
Acquisition-related costs	—	—	3,166
Non-GAAP Operating Income	$71,168	$76,507	$45,844
Non-GAAP Operating Profit	19.0%	20.6%	14.5%

Operating Expense Reconciliation
GAAP Operating Expenses	$142,133	$140,249	$141,594
Amortization of acquisition intangibles	(1,972)	(1,973)	(2,170)
Stock-based compensation expense - R&D	(15,763)	(15,483)	(15,952)
Stock-based compensation expense - SG&A	(5,356)	(6,313)	(6,478)
Lease impairment	1,019	—	—
Acquisition-related costs	—	—	(3,166)
Non-GAAP Operating Expenses	$118,023	$116,480	$113,828

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$188,925	$192,625	$159,387
GAAP Gross Margin	50.5%	51.8%	50.3%
Stock-based compensation expense - COGS	266	362	285
Non-GAAP Gross Profit	$189,191	$192,987	$159,672
Non-GAAP Gross Margin	50.6%	51.9%	50.4%

GAAP Tax Expense	$14,508	$14,816	$7,170
GAAP Effective Tax Rate	25.6%	24.8%	31.5%
Adjustments to income taxes	4,105	(75)	5,628
Non-GAAP Tax Expense	$18,613	$14,741	$12,798
Non-GAAP Effective Tax Rate	23.0%	17.6%	25.2%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.26	$0.27	$0.13
Adjustments to income taxes	0.07	—	0.10
Non-GAAP Tax Expense	$0.33	$0.27	$0.23

CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands; unaudited)

	Jun. 29,	Mar. 30,	Jun. 24,
	2024	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$491,351	$502,764	$352,346
Marketable securities	25,680	23,778	35,765
Accounts receivable, net	190,079	162,478	186,033
Inventories	232,566	227,248	300,956
Prepaid wafers	84,700	86,679	84,739
Other current assets	77,365	103,245	88,829
Total current Assets	1,101,741	1,106,192	1,048,668

Long-term marketable securities	227,527	173,374	38,029
Right-of-use lease assets	136,295	138,288	125,538
Property and equipment, net	170,953	170,175	167,238
Intangibles, net	27,624	29,578	36,447
Goodwill	435,936	435,936	435,936
Deferred tax asset	54,622	48,649	44,991
Long-term prepaid wafers	50,375	60,750	110,262
Other assets	60,552	68,634	49,483
Total assets	$2,265,625	$2,231,576	$2,056,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$77,562	$55,545	$75,941
Accrued salaries and benefits	41,101	47,612	36,465
Lease liability	22,058	20,640	19,903
Acquisition-related liabilities	—	—	24,527
Other accrued liabilities	61,021	62,596	46,018
Total current liabilities	201,742	186,393	202,854

Non-current lease liability	132,016	134,576	125,071
Non-current income taxes	52,704	52,013	59,587
Other long-term liabilities	31,533	41,580	12,286
Total long-term liabilities	216,253	228,169	196,944

Stockholders' equity:
Capital stock	1,792,283	1,760,701	1,693,420
Accumulated earnings (deficit)	58,591	58,916	(33,621)
Accumulated other comprehensive loss	(3,244)	(2,603)	(3,005)
Total stockholders' equity	1,847,630	1,817,014	1,656,794
Total liabilities and stockholders' equity	$2,265,625	$2,231,576	$2,056,592

Prepared in accordance with Generally Accepted Accounting Principles

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands; unaudited)

	Three Months Ended

	Jun. 29,	Jun. 24,
	2024	2023
	Q1'25	Q1'24
Cash flows from operating activities:
Net income	$42,095	$15,600
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,359	11,941
Stock-based compensation expense	21,385	22,715
Deferred income taxes	(5,897)	(9,411)
Loss on retirement or write-off of long-lived assets	—	6
Other non-cash charges	1,104	1,334
Net change in operating assets and liabilities:
Accounts receivable, net	(27,601)	(35,560)
Inventories	(5,318)	(67,506)
Prepaid wafers	12,354	—
Other assets	(5,459)	8,101
Accounts payable and other accrued liabilities	12,037	(10,278)
Income taxes payable	30,102	20,079
Acquisition-related liabilities	—	3,166
Net cash provided by (used in) operating activities	87,161	(39,813)
Cash flows from investing activities:
Maturities and sales of available-for-sale marketable securities	12,646	11,048
Purchases of available-for-sale marketable securities	(69,060)	(13,372)
Purchases of property, equipment and software	(9,990)	(12,310)
Investments in technology	(155)	—
Net cash used in investing activities	(66,559)	(14,634)
Cash flows from financing activities:
Net proceeds from the issuance of common stock	10,196	560
Repurchase of stock to satisfy employee tax withholding obligations	(1,219)	(1,047)
Repurchase and retirement of common stock	(40,992)	(38,504)
Net cash used in financing activities	(32,015)	(38,991)
Net decrease in cash and cash equivalents	(11,413)	(93,438)
Cash and cash equivalents at beginning of period	502,764	445,784
Cash and cash equivalents at end of period	$491,351	$352,346

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in thousands; unaudited)

Free cash flow, a non-GAAP financial measure, is GAAP cash flow from operations (or cash provided by operating activities) less capital expenditures. Capital expenditures include purchases of property, equipment and software as well as investments in technology, as presented within our GAAP Consolidated Condensed Statement of Cash Flows. Free cash flow margin represents free cash flow divided by revenue.

	Twelve Months Ended	Three Months Ended

	Jun. 29,	Jun. 29,	Mar. 30,	Dec. 30,	Sep. 23,
	2024	2024	2024	2023	2023
	Q1'25	Q1'25	Q4'24	Q3'24	Q2'24

Net cash provided by (used in) operating activities (GAAP)	$548,648	$87,161	$170,526	$313,692	$(22,731)
Capital expenditures	(36,180)	(10,145)	(7,695)	(9,813)	(8,527)
Free Cash Flow (Non-GAAP)	$512,468	$77,016	$162,831	$303,879	$(31,258)

Cash Flow from Operations as a Percentage of Revenue (GAAP)	30%	23%	46%	51%	(5)%
Capital Expenditures as a Percentage of Revenue (GAAP)	2%	3%	2%	2%	2%
Free Cash Flow Margin (Non-GAAP)	28%	21%	44%	49%	(6)%

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in millions; unaudited)
(not prepared in accordance with GAAP)

Q2 FY25
Guidance
Operating Expense Reconciliation
GAAP Operating Expenses	$149 - 155
Stock-based compensation expense	(22)
Amortization of acquisition intangibles	(2)
Non-GAAP Operating Expenses	$125 - 131